Exhibit 10.3

EXECUTION COPY

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN CASH IN FULL OF THE SENIOR INDEBTEDNESS (AS DEFINED IN THE SUBORDINATION AGREEMENT BETWEEN THE HOLDER HEREOF AND COMERICA BANK, DATED AS OF JULY     , 2009) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT BY THE MAKER HEREOF AND THE PAYEE NAMED HEREIN IN FAVOR OF COMERICA BANK.

PROMISSORY NOTE

$2,750,000.00

Date of Note: July 10, 2009

Final Payment Due: July 10, 2014

FOR VALUE RECEIVED, the undersigned, Manitex International, Inc., a Michigan corporation (“Maker”), promises to pay to the order of Avis Industrial Corporation, an Indiana corporation (“Payee”), the principal sum of $2,750,000.00, with interest on the aggregate unpaid principal amount thereof at the rate of 6.00% per annum from the date of this Note until July 10, 2014, together with attorney fees and cost of collection and without relief from valuation and appraisement laws. Payment of principal and interest on this Note shall be made in the following manner to Payee at P.O. Box 548, Upland, Indiana, 46989, or such other address as Payee provides to Maker in writing:

Interest only payments due quarterly commencing on October 1, 2009, and continuing on the first day of each subsequent quarter thereafter, and principal payments due annually, in the amount of $550,000.00, commencing on July 10, 2010 and continuing on each subsequent July 10th for the following four years thereafter.

If any payment of principal or interest due on this Note is payable on a day which is a Saturday, Sunday or legal holiday in the State of Indiana, then such payment shall be due on the next business day.

Maker may make prepayments, in whole or part, on the balance of indebtedness evidenced by this Note at any time. Any prepayment, in whole or part, shall not be subject to penalty and shall be applied first to any accrued interest and the balance to the reduction of principal.

If Maker fails to pay when due any required payments of principal or interest, and such payments remain unpaid for more than 60 days from the due date, all or any part of the unpaid balance of principal and interest under this Note shall become due and payable immediately, without notice and demand, at the election of Payee.

Maker and any other person who signs or endorses this Note, to the extent allowed by law, waives presentment, demand for payment, protest, notice of protest, and notice of nonpayment or dishonor of this Note.

This Note may be offset pursuant to the terms of that certain stock purchase agreement, dated as of the date hereof, by and between Maker and Payee.

No delay or omission on the part of Payee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Payee of any right or remedy shall preclude other future exercise thereof or of any other right or remedy.

This Note may not be modified, amended, waived, extended, changed, transferred, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

The terms of this Note shall be binding upon Maker and its successors and assigns, and shall inure to the benefit of Payee and its successors and assigns.

This Note shall be governed by and construed in accordance with the laws of the state of Indiana, without regard to its conflict of law principles.

This Note is secured as detailed in that certain security agreement, dated July 10, 2009, by and between Maker and Payee.

MANITEX INTERNATIONAL, INC. (“MAKER”)

/s/ David Langevin
David Langevin, its Chairman and Chief Executive Officer

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